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EXHIBIT 10.14

                                   EXHIBIT E2

                                 PROMISSORY NOTE
                                 ---------------

$600,000.00                                              Cochise County, Arizona
                                                              September 27, 2002

         FOR VALUE RECEIVED, Penge Corporation, a Nevada Corporation located at 1930 Village Center Circle 3, Suite 446, Las Vegas, NV 89134 (hereinafter "Maker"), promises to pay jointly to Roger Major and Barbara Major (collectively hereinafter "Holder"), at _____________________________________________,
Arizona, or at such other place as Holder may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Six Hundred Thousand and No/100 Dollars ($600,000.00), together with interest on the principal outstanding from time to time (the "Principal Balance") from the date of this promissory note (this "Note") until paid, at the rate of seven percent (7%) per annum, compounded monthly. Payments shall be payable as follows:

         a. One Hundred Fifty Thousand Dollars and 00/100 ($150,000) principle and interest due on March 1, 2003.

         b. One Hundred Fifty Thousand Dollars and 00/100 ($150,000) principle and interest due on March 1, 2004.

         c. One Hundred Fifty Thousand Dollars and 00/100 ($150,000) principle and interest due on March 1, 2005.

         d. One Hundred Fifty Thousand Dollars and 00/100 ($150,000) principle and interest due on March 1, 2006.

         e. Entire balance of principle and interest shall be due on March 1, 2007.

         Any payments hereunder shall be credited first to interest then due, and the remainder to principal. Prepayments of principal, in whole or in part, may be made at any time, without penalty of kind, nature or amount.

         Maker is providing this Note to Holder pursuant to the terms of a Purchase Agreement, Receipt and Escrow Instructions dated August 14, 2002 in which Maker is the "Buyer" and Holder is the "Seller" (the "Escrow Agreement"), and such other documents referenced in the Escrow Agreement, which Agreements are collectively referred to as the "Purchase Agreements".

         This Note is secured by the assets shown in Schedule E2 (the "Security Document") wherein Maker is the "Debtor" and Holder is the "Secured Party," pertaining to those certain assets, rights and property described therein. All agreements, conditions, covenants, provisions and stipulations contained in the

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Security Document which are to be kept and performed in favor of the Holder and/or the Secured Party are hereby made a part of this Note, fully and completely, to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them or cause them to be kept and performed strictly in accordance with their terms.

         If any installment payment due under this Note is not paid within fifteen (15) days of its due date and after Maker's receipt of a notice of nonpayment, then the Maker shall pay to the Holder a late charge equal to five percent (5%) of the amount so due. In addition to the late charge, any payment due Holder which is more than thirty (30) days past due shall be subject to a default interest rate of fifteen percent (15%). Holder may accelerate this note making all principal, interest and other charges immediately due and payable if Maker is more than thirty (30) days late in making payment and Holder provides Maker with written notice of such acceleration ten (10) business days prior to such acceleration taking effect, and any amounts then due under the Note are not paid within said ten (10) business day period.

         This Note shall be governed and construed according to the laws of the State of Arizona.

         Any instruction by Holder to Maker purporting to change the place of payment must be signed by all Holders to be effective.

                             MAKER'S RIGHT OF OFFSET

         In the event that, after closing of the transactions contemplated in any or all of the Purchase Agreements, any claims are submitted against the business, assets, property or stock which are the subject of any or all of the Purchase Agreements by creditors, taxing authorities, auditors, or any other person, arising out of obligations incurred by any Holder, all Holders collectively, or any of the Holder's businesses, assets or stock which is the subject of the Purchase Agreements, Maker shall have the right to pay such debts or claims and offset from any amounts due under this Note the amount so paid, pursuant to the following procedure:

         Maker shall send a copy of any bill, invoice or claim to Holders by certified mail together with a demand for the Holders, or the applicable Holder, within fifteen (15) days of the date of the certified delivery date, to prove that such debt, invoice or claim has been paid in full, or to deliver to Maker a cashier's check payable to the appropriate creditor in the full amount of the debt, invoice or claim. In the event Holders fail to either provide evidence of payment or provide a cashier's check for payment within the fifteen (15) day period set forth above, then Maker shall have the right to pay such debt, invoice or claim and deduct such amount from payments due under this Note. Maker shall reasonably cooperate with Holders where applicable in resolving any disputed claims. Should any disputed claims be resolved to the benefit of the Holder, or the applicable Holder, after the Maker has exercised the right of offset contained herein, and the Maker has received payment for such resolved claim, then Maker agrees to promptly reimburse Holder, or the applicable Holder, for the amount of the payment received by Maker. This Right Of Offset is specifically for the failure of the Seller to have paid all outstanding debts against the Business and for no other reason.


                                       2
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         The prevailing party in any action or arbitration arising out of the terms of this Note shall be entitled to an award of reasonable attorney's fees, court costs, litigation costs and expenses, and expert witness fees and costs.


MAKER:
Penge Corporation

X  /s/ Kirk Fischer                          Date:  9-27-02
 -----------------------------------              --------------------------
Kirk Fischer, President


X  /s/ Jim Fischer                           Date:  9-27-02
 -----------------------------------              --------------------------
Jim Fischer, Vice President


HOLDERS:

X  /s/ Roger Major                           Date:  9-27-02
 -----------------------------------              --------------------------
Roger Major


X  /s/ Barbara Major                         Date:  9-27-02
 -----------------------------------              --------------------------
Barbara Major


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                                   SCHEDULE E2
                                       TO
                                 PROMISSORY NOTE


                       SECURED ASSETS, RIGHTS AND PROPERTY


All 272.596+/- acres of M7 farmland located at 14660 S. Highway 191 Elfrida,
    Arizona
2 Lockwood 2100 Center Pivot Sprinklers
1 John Deere 4640 tractor, SN 019967R
1 John Deere 2840 tractor, SN 347046CD
1 8 Row Ag Sprayer
1 Will Rich chisel plow
1 John Deere disk, 14'
1 Westgo 6 Row cultivator
1 Tool Carrier
1 Wesked Scraper, 12'
1 Toyota Forklift, Model 42-5FG25 SN405FGU25-79125
1 Bush Hog Shredder, Model 32145  SN 12-01172
1 1965 2 ton truck, Chevrolet
1 900 Gallon Diesel Tank and Pump
1 Squash packing line, conveyors, brushes, etc.
Various Shop Equipment including welders, compressors, hand and power tools, parts inventory, tractor and forklift spare parts inventory, pivot sprinkler spare parts inventory, miscellaneous spare parts, etc.
4 Farm Utility trailers, side-dump, 6 Wheel
4 Tree trailers, 4 wheel
1983 Ford F-250, 3/4 ton, 4WD
Misc. toolbars and cultivators
Underground water distribution system
Water Rights as further set forth in the Asset Purchase Agreement (Exhibit "A") Greenhouse with seedling trays and tubes
2 Metal outbuildings
Fencing
All tree inventory and crops located on the property in Elfrida Arizona
Name:  M7 Farms
Phone Number: 520-642-3766